Free Writing Prospectus (To the Prospectus dated April 4, 2011, as supplemented by the Prospectus Supplement dated March 18, 2013)	Filed Pursuant to Rule 433 Registration Statement No. 333-173299 May 17, 2013

Zions Direct Auctions - View Auction https://www.auctions.zionsdirect.com/admin/auction/9645/view

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# View Auction

ZIONS BANCORPORATION

## Zions Bancorporation / 5 Year Corporates

Non-redeemable prior to May 30, 2015, then callable at par on interest payment dates thereafter. | BBB- (Fitch); BBB (low) (DBRS); BBB- (S&P); and BBB (Kroll)

| | | | |
|---|---|---|---|
| **Auction Status:** | **NOT DISPLAYED** | **Security Type:** | **Corporate Bonds** |
| **Auction Start:** | 5/17/2013 11:30 AM EDT | **Issue Type:** | Primary |
| **Auction End:** | 5/23/2013 12:00 PM EDT | **Coupon** | To be determined in auction |
| **Last Update:** | **5/16/2013 2:38:59 PM EDT** | **Maturity Date:** | 5/30/2018 |

Offering Documents

▼ Auction Details

### ISSUE INFORMATION

| | |
|---|---|
| **Call Feature:** | Callable |
| **First Call Date:** | 5/30/2015 |
| **First Call Price:** | 100.000000 |
| **Settlement Date:** | 5/30/2013 |
| **First Interest Date:** | 11/30/2013 |
| **Int. Frequency:** | Semi-Annually |
| **Day Basis:** | 30/360 |
| **CUSIP Number:** | 98970EBY4 |
| **Minimum Offering:** | $ 5,000,000.00 |
| **Maximum Offering:** | $ 50,000,000.00 |
| **Sizing Phase End:** | 5/22/2013 12:00 PM EDT |
| **Denomination:** | $ 1,000.00 |
| **Bid Multiple:** | Multiples of 0.05 |
| **Min. Yield:** | 2.500% |
| **Max. Yield:** | 3.350% |
| **Fixed Price:** | 100.000000 |

### BIDDING INFORMATION

| | |
|---|---|
| **Auction Phase:** | Sizing |
| **Current Principal Offered:** | $ 5,000,000.00 |
| **Current Units Offered:** | 5,000 |
| **Number of Bidders:** | 0 |
| **Number of Bids:** | 0 |
| **Fixed Price:** | 100.000000 |
| **Current Market-Clearing Yield:** | 3.350% |
| **Current Yield to Maturity:** | 3.350% |
| **Current Yield to Call:** | 3.350% |

### Bids

**Current Market-Clearing Yield:** 3.350%

| Bidder | Name | Act. # | Units | Yield | Fixed Price | Timestamp | Awarded | Amount Due |
|---|---|---|---|---|---|---|---|---|
| No bids have been submitted. | | | | | | | | |

### Direct Orders

| # | Name | Act. # | Units | Yield | Timestamp | Awarded | Due |
|---|---|---|---|---|---|---|---|
| No Direct Orders have been submitted. | | | | | | | |

**Note:** This page will check for updates every 15 seconds.

**Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 18, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov.**

**NEWSLETTER** Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

**Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value**

**Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits**

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT

Our Affiliates: Amegy Bank · California Bank & Trust · The Commerce Bank · The Commerce Bank · National Bank · Nevada State Bank · Vectra Bank · ZIONS BANK

1 of 2 5/16/2013 1:08 PM

PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

2	of 2 5/16/2013 1:08 PM

Zions Direct Auctions - Bid Page https://www.auctions.zionsdirect.com/auction/9645/sign_in

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# Bid Page

ZIONS BANCORPORATION

## Zions Bancorporation / 5 Year Corporates

Non-redeemable prior to May 30, 2015, then callable at par on interest payment dates thereafter. | BBB- (Fitch); BBB (low) (DBRS); BBB- (S&P); and BBB (Kroll)

| | |
|---|---|
| Auction Status: | ACCEPTING BIDS |
| Auction Start: | 5/17/2013 11:30 AM EDT |
| Auction End: | 5/23/2013 12:00 PM EDT |
| Last Update: | 5/17/2013 2:06:08 PM EDT |

| | |
|---|---|
| Security Type: | Corporate Bonds |
| Issue Type: | Primary |
| Coupon | To be determined in auction |
| Maturity Date: | 5/30/2018 |

Offering Documents

▶ Auction Details

### ZDREVIEW

Current Market-Clearing Yield*: 3.350%

| AUCTION BIDS | Units | Yield | YTC | YTM | Price | Non-Competitive Bid | Submitted | "In the Money" | Amount Due |
|---|---|---|---|---|---|---|---|---|---|
| 1 | | | 3.350% | 3.350% | 100.000000 | ☐ | | | |
| 2 | | | | | 100.000000 | ☐ | | | |
| 3 | | | | | 100.000000 | ☐ | | | |
| 4 | | | | | 100.000000 | ☐ | | | |
| 5 | | | | | 100.000000 | ☐ | | | |

Bid Limit: $ 5,000.00

Calculate/Refresh Submit

### Auction Activity

Current Market-Clearing Yield*: 3.350%

| Bidder | Units | Yield | Fixed Price | Timestamp | Potential Award | Potential Amount Due |
|---|---|---|---|---|---|---|
| #28214 | 500 | -- | 100.000000 | 5/17/2013 1:16:26 PM | 500 units | $ 500,000.00 |
| #24099 | 10 | -- | 100.000000 | 5/17/2013 1:06:29 PM | 10 units | $ 10,000.00 |
| #31345 | 500 | -- | 100.000000 | 5/17/2013 1:13:17 PM | 500 units | $ 500,000.00 |
| | | | | Auction Totals: | 1,010 units | $ 1,010,000.00 |

**Note:** This page will check for updates every minute.

**Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 18, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov.**

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

**Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value**

**Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits**

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

1 of 2 5/17/2013 12:07 PM

Affiliates:

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

2	of 2 5/17/2013 12:07 PM

Zions Direct Auctions - Bidding Qualification Page 1 of 1

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ZIONS BANCORPORATION



# Bidding Qualification

**Zions Bancorporation / 5 Year Corporates**

Non-redeemable prior to May 30, 2015, then callable at par on interest payment dates thereafter. | BBB- (Fitch); BBB (low) (DBRS); BBI

**Please confirm your agreement with each of the following by checking the box next to each statement.**

☐ I agree that the following contact information is correct:

| | |
|---|---|
| NAME: | ZD Review |
| E-MAIL: | auctions@zionsdirect.com |
| TELEPHONE: | 8015248875 |

☐ I have accessed or received the Offering Documents.

☐ I understand that the Corporate Notes that I am bidding for are securities and are not insured by the FDIC, are not deposits of any bank and may lose value. All securities are subject to investment risks, including possible loss of the principal invested.

☐ By participating in this auction, I declare that my investment objective(s), time horizon and risk tolerance allow for the purchase of the securities being offered. Furthermore, I authorize Zions Direct to update my investor profile, if needed, to align my profile with this purchase.

☐ I understand that Zions Direct is committed to conducting fair, open, and transparent auctions for the benefit of all participants. Zions Direct will not tolerate or conduct business with anyone who attempts to disrupt or manipulate the process for any auction. I agree that by participating in this auction I will not be engaging in any such attempt.

I Agree | I DO NOT Agree

**Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 18, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov.**

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

**NEWSLETTER** Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

**Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value**

**Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits**

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT

Our Affiliates: AmegyBank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

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Entrust

ZIONS

https://www.auctions.zionsdirect.com/auction/9645/bidding_qualification 5/17/2013

Zions Direct Auctions - Review & Confirm Bid Submission Page 1 of 1

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

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ZDREVIEW :: HOME :: HOME :: AUCTION #9645

ZIONS BANCORPORATION

# Review & Confirm Bid Submission

Zions Bancorporation / 5 Year Corporates

Non-redeemable prior to May 30, 2015, then callable at par on interest payment dates thereafter. | BBB- (Fitch); BBB (low) (DBRS); BBB- (S&P); and BBB (Kroll)

| Bidder | Bid # | Units @ Price | Yield | Max. Award | Max. Amt. Due | Status |
|---|---|---|---|---|---|---|
| ZDREVIEW | 1 | 1 @ 100.000000 | 3.350% | 1 Units | $ 1,000.00 | NEW |

Bid Limit: $ 5,000.00 — I understand that I could be responsible for up to $ 1,000.00 on my award.

☐ I confirm the bids shown in the table above.

Cancel Confirm

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 18, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT Our Affiliates: Amegy Bank, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Powered by Grant Street Group Software That Works®

https://www.auctions.zionsdirect.com/auction/9645/bid 5/17/2013